QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Current Report
Dated March 4, 2002

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2002

HPL TECHNOLOGIES, INC. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-32967 (Commission File No.)	77-0550714 (I.R.S. Employer Identification No.)
2033 Gateway Place, Suite 400, San Jose California		95110

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (408) 437-1466

        The Registrant hereby amends Item 7 of its Current Report on Form 8-K, dated March 4, 2002, to read in its entirety as follows:

Item 7. Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired.

        The required financial statements are attached hereto on pages 2 through 15.

(b)
Pro Forma Financial Information.

        The required pro forma financial information is attached hereto on pages 16 through 22.

(c)
Exhibits.

2.1
Agreement and Plan of Merger, dated as of January 29, 2002, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Sub, Inc., a Delaware corporation and Covalar Technologies Group, Inc., a Texas corporation.*

23.1
Consent of Independent Accountants

*
Previously filed.

Report of Independent Certified Public Accountants

The Board of Directors
Covalar Technologies Group, Inc.

We have audited the accompanying consolidated balance sheets of Covalar Technologies Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Covalar Technologies Group, Inc. and subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the financial statements, effective January 1, 2001, the Company changed its method of revenue recognition.

/s/  GRANT THORNTON LLP

Dallas, Texas
February 4, 2002

Covalar Technologies Group, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

December 31,

	2001	2000
ASSETS
Current assets
Cash and cash equivalents	$168,063	$594,626
Accounts receivable—trade	1,118,381	2,306,325
Unbilled receivables	147,015	30,006
Other	164,209	101,494

Total current assets	1,597,668	3,032,451
Property and equipment—at cost, net	2,115,763	1,759,258
Investment in and advances to affiliates	180,456	229,454
Other assets	50,695	74,089

Total assets	$3,944,582	$5,095,252

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable—trade	$84,971	$82,145
Accounts payable—affiliates	118,814	47,385
Accrued expenses	527,589	623,274
Billings in excess of earned revenue	485,076	400,935
Line of credit	350,000	—
Current maturities of notes payable and callable obligations	153,345	203,708
Current maturities of capital leases and callable obligations	842,623	171,019
Deferred income taxes	35,574	521,856

Total current liabilities	2,597,992	2,050,322
Long-term obligations, net of current maturities and callable obligations
Notes payable	—	94,830
Capital lease obligations	—	545,907
Deferred income taxes	10,732	46,752
Commitments and contingencies	—	—
Stockholders' equity
Common stock—authorized, 15,000,000 shares of $.01 par value; issued, 7,842,000 and 7,715,000 shares in 2001 and 2000, respectively	78,420	77,150
Additional paid-in capital	2,453,660	266,686
Unearned compensation	(1,551,634)	(28,937)
Treasury stock, at cost—35,000 and 15,000 shares in 2001 and 2000, respectively	(10,550)	(3,750)
Retained earnings	365,962	2,046,292

Total stockholders' equity	1,335,858	2,357,441

Total liabilities and stockholders' equity	$3,944,582	$5,095,252

The accompanying notes are an integral part of these statements.

Covalar Technologies Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31,

	2001	2000
Net revenues	$7,950,315	$8,465,041
Cost of revenues(1)	2,592,364	1,896,463

Gross profit	5,357,951	6,568,578
Research and development(1)	1,071,764	354,496
Operating expenses(1)	5,897,293	3,679,628
Stock-based compensation	633,797	43,291

Operating profit (loss)	(2,244,903)	2,491,163
Other income (expense)
Interest income	33,324	30,289
Interest expense	(101,218)	(94,431)
Equity in losses of affiliates	(70,994)	(62,046)

Earnings (loss) before income taxes	(2,383,791)	2,364,975
Income tax benefit (expense)	703,461	(934,838)

Net earnings (loss)	$(1,680,330)	$1,430,137

Earnings (loss) per common share—basic	$(0.21)	$0.19

Earnings (loss) per common share—diluted	$(0.21)	$0.17

Weighted average shares outstanding—basic	7,821,538	7,642,692

Weighted average shares outstanding—diluted	7,821,538	8,238,364

(1) Excludes the following stock-based compensation charges:
Cost of revenues	$125,990	$26,504
Research and development	38,280	2,801
Operating expenses	469,527	13,986

	$633,797	$43,291

The accompanying notes are an integral part of these statements.

Covalar Technologies Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock	Additional paid-in capital	Unearned compensation	Treasury stock	Retained earnings	Total
Balances as of January 1, 2000	$74,450	$171,591	$(41,933)	$-	$616,155	$820,263
Net earnings	-	-	-	-	1,430,137	1,430,137
Stock options exercised	2,700	64,800	-	-	-	67,500
Compensatory stock options granted	-	50,075	(50,075)	-	-	-
Cancellation of stock options	-	(19,780)	19,780	-	-	-
Amortization of unearned compensation	-	-	43,291	-	-	43,291
Purchase of 15,000 shares of treasury stock - at cost	-	-	-	(3,750)	-	(3,750)

Balances as of December 31, 2000	77,150	266,686	(28,937)	(3,750)	2,046,292	2,357,441
Net loss	-	-	-	-	(1,680,330)	(1,680,330)
Stock options exercised	1,270	30,480	-	-	-	31,750
Compensatory stock options granted	-	2,156,494	(2,156,494)	-	-	-
Amortization of unearned compensation	-	-	633,797	-	-	633,797
Purchase of 20,000 shares of treasury stock - at cost	-	-	-	(6,800)	-	(6,800)

Balances as of December 31, 200l	$78,420	$2,453,660	$(1,551,634)	$(10,550)	$365,962	$1,335,858

The accompanying notes are an integral part of this statement.

Covalar Technologies Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,

	2001	2000
Cash flows from operating activities
Net earnings (loss)	$(1,680,330)	$1,430,137
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities
Depreciation and amortization	577,643	304,362
Equity in losses of affiliates	70,994	62,046
Stock-based compensation	633,797	43,291
Deferred income taxes	(522,302)	232,661
Changes in operating assets and liabilities
Accounts receivable—trade	1,187,944	(1,116,722)
Unbilled receivables	(117,009)	(30,006)
Other current assets	(62,715)	(70,418)
Other assets	23,394	(61,018)
Accounts payable—trade	2,826	(29,785)
Accounts payable—affiliates	71,429	47,385
Accrued expenses	(95,685)	531,520
Billings in excess of earned revenue	84,141	400,935

Net cash provided by operating activities	174,127	1,744,388
Cash flows from investing activities
Purchase of property and equipment	(446,880)	(420,073)
Investment in and advances to affiliates	(21,996)	(249,497)

Net cash used in investing activities	(468,876)	(669,570)
Cash flows from financing activities
Stock options exercised	31,750	67,500
Purchase of treasury shares	(6,800)	(3,750)
Proceeds from line of credit	650,000	—
Payments on line of credit	(300,000)	(182,327)
Payments on notes payable and capital lease obligations	(506,764)	(394,675)

Net cash used in financing activities	(131,814)	(513,252)

Net increase (decrease) in cash and cash equivalents	(426,563)	561,566
Cash and cash equivalents at beginning of year	594,626	33,060

Cash and cash equivalents at end of year	$168,063	$594,626

Supplemental cash flow information:
Cash paid during the period for:
Interest	$101,218	$99,041

Income taxes	$108,834	$530,000

Non-cash investing and financing activities:
Equipment acquired under capital lease obligations, notes payable and installment contracts	$487,268	$1,044,051

The accompanying notes are an integral part of these statements.

Covalar Technologies Group, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001 and 2000

NOTE A—NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

        Covalar Technologies Group, Inc. (the "Company") consists of two wholly-owned subsidiaries. TestChip Technologies, Inc. provides the semiconductor industry with solutions that reduce the customer's overall technology development cycle time and reduce costs. The Company started with testchip design solutions, but has expanded the solution offering to include testing, analysis and advanced circuit design. Covalar Design, Inc. was established to diversify the Company into larger scale design activity, a related but different market from TestChip Technologies, Inc.

  Consolidation

        The Company consolidates the accounts of its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Cash and Equivalents

        The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  Property and Equipment and Depreciation

        Property and equipment are recorded at cost. The provision for depreciation is computed using the straight-line method over the estimated useful life (three to seven years) of the assets.

  Income Taxes

        Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. The Company uses the cash basis of accounting for income tax purposes. Effective January 1, 2002, the Company changed its method to the accrual basis of accounting for income tax purposes.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with financial institutions that management believes are credit worthy.

        The Company performs ongoing credit evaluations of its customers' financial condition, and generally requires no collateral from its customers.

        At December 31, 2000, two customers accounted for 52% and 16% of accounts receivable. At December 31, 2001, four customers accounted for 30%, 24%, 21% and 17% of accounts receivable.

  Revenue Recognition

        Effective January 1, 2001, the Company changed its accounting method related to revenue recognition. Prior to 2001, the Company recognized revenues based upon completion of agreed-upon project phases. The project phases were generally measured by achieving certain standard and objectively verifiable milestones present in each contract.

        Under the newly-adopted method, the Company generally recognizes revenue using the percentage of completion method of contract accounting. Percentage of completion of contracts is estimated based on the labor hours incurred compared to the total estimated labor hours for the contract. Project phases that are dependent on verifying customer manufactured silicon and certain reuse fees are recognized upon completion of the verification process or at the time of reuse. Unbilled receivables represent revenue recognized in excess of amounts billed. Billings in excess of earned revenue represents revenue not yet earned under the percentage of completion method of accounting.

        The Company changed its method of revenue recognition in response to changes in its business which have resulted in a lesser portion of its contracts containing objectively verifiable milestones. Management believes the new method is necessary to accurately present contract revenues. The Company has accounted for the change as a restatement under the provisions of Accounting Principles Board Opinion No. 20, "Accounting Changes," for financial statements issued prior to effecting a business combination. Accordingly, the 2000 statement of operations was restated resulting in a decrease to net earnings of approximately $233,000, or $0.03 per share. The effect on stockholders' equity at January 1, 2000 was not material.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Stock-Based Compensation

        The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under APB Opinion No. 25, deferred stock compensation is recorded for the difference, if any, between an option's exercise price and the fair value of the underlying common stock on the grant date of the option. As permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-based Compensation," the Company has adopted the "disclosure only" alternative described in SFAS No. 123 for its employee stock option plan.

        Compensation expense resulting from employee stock options is amortized to expense on a straight-line basis over the vesting period of the stock options.

  Earnings Per Common Share

        Basic earnings or loss per common share is computed by dividing earnings or loss by the weighted average number of common shares outstanding during each year presented. Diluted earnings or loss per common share gives effect to the assumed issuance of shares pursuant to outstanding stock option plans, when dilutive. The number of options excluded from the calculation of diluted earnings per share because their effect was not dilutive were 2,461,513, and 813,166, for the years ended December 31, 2001 and 2000, respectively.

  Reclassifications

        Certain prior year amounts have been reclassified to conform with the current year presentation.

NOTE B—INVESTMENT IN AND ADVANCES TO AFFILIATES

        Covalar Design, Inc. has made investments in two companies (Karnataka Microelectronic Training Centre and Kamataka Microelectronic Design Centre) located in India. These companies train engineers in and provide customers with mixed signal VLSI design solutions.

        In 1999, the Company invested $9,585 for 50% of each company and accounts for these interests using the equity method of accounting. The Company had advances outstanding to these companies totaling $313,500 and $291,500 at December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000, $275,000 of this advance was a note bearing interest at 8% per annum with principal and interest payable quarterly beginning April 2003. The equity in the losses of affiliates has been reported as a reduction to investment in and advances to affiliates in the accompanying consolidated balance sheets. The Company recorded interest income of $22,000 and $16,500, in 2001 and 2000, respectively, related to the outstanding amounts on the note.

        In conjunction with the merger discussed in Note N, the Company intends to sell Covalar Design, Inc. to a member of the Covalar Technologies Group, Inc.'s management.

NOTE C—PROPERTY AND EQUIPMENT

        Property and equipment is summarized as follows:

	December 31,
	2001	2000
Equipment	$1,085,744	$898,833
Software	1,229,286	864,493
Furniture and fixtures	398,491	265,545
Leasehold improvements	490,149	238,880

	3,203,670	2,267,751
Less accumulated depreciation and amortization	(1,087,907)	(508,493)

	$2,115,763	$1,759,258

NOTE D—LINE OF CREDIT

        In May 2001, the Company entered into a new line of credit of up to $l,000,000 due on June 1, 2002, with interest payable monthly at the bank's prime lending rate (4.75% at December 31, 2001). The line of credit is secured by substantially all of the Company's accounts receivable and equipment. The amount available under the line of credit is based on selected Company assets. There was $350,000 outstanding under this line at December 31, 2001. The line of credit contains certain restrictive covenants, as defined, which include, among others, liabilities to tangible net worth ratio, current ratio and debt service coverage.

        The Company has been in default of the debt service coverage covenant since September 30, 2001 and has been unable to access any of the remaining line. The note of $92,207 (Note E) and the lease obligations aggregating $827,343 (Note F) are payable to the same bank as the line of credit and have similar covenants. This event of default gives the lender the right to declare the line of credit, the note and the lease obligations due and payable.

        However, the lender has agreed to remain in abeyance from enforcing its rights and remedies until the close of business on February 15, 2002, in reliance on the Company's representation that the merger with HPL, discussion in Note L, will occur by that date. It is the opinion of management that the merger will be consummated on or before February 15, 2002.

NOTE E—LONG-TERM DEBT

	2001	2000
Note payable to a bank, due December 25, 2003, principal and interest due in monthly installments of $4,178, interest rate at the bank's prime rate plus 1.25% (6% at December 31, 2001); collateral and covenants are substantially the same as the line of credit (Note D).	$92,207	$133,506
Installment contract with a company, due July 2002 with principal and interest due in monthly installments $5,817, interest rate at 10.8%; collateralized by the asset financed by the installment contract.	61,138	165,032

	153,345	298,538
Less current maturities and callable obligations	(153,345)	(203,708)

Long-term portion	$—	$94,830

        As discussed in Note D, the Company is not in compliance with all of the note covenants, which gives the lender the right to declare the note due and payable. Accordingly, the note has been classified in the balance sheet at December 31, 2001 as current.

NOTE F—LEASES

        The Company leases office facilities and equipment. Commitments for minimum rentals under noncancellable leases at December 31, 2001 are as follows:

Year ended December 31,	Capital Leases	Operating Leases
2002	$288,892	$597,247
2003	273,377	671,162
2004	271,577	624,647
2005	150,461	631,135
2006	—	122,348

Total minimum lease payments	984,307	$2,646,539

Less imputed interest costs at rates from 7% to 18%	(141,684)

Present value of net minimum lease payments	$842,623

        As discussed in Note D, the Company is not in compliance with all of the covenants contained in lease agreements aggregating $827,343, which gives the lender the right to declare the leases due and payable. Accordingly, the lease related obligations have been classified in the balance sheet at December 31, 2001 as current.

        The net book value of assets held under capital leases totaled $832,878 and $749,399 at December 31, 2001 and 2000, respectively. The gross value of assets held under capital leases totaled $1,262,413 and $932,305 at December 31, 2001 and 2000, respectively.

NOTE G—STOCKHOLDERS' EQUITY

        In 1998, the Company adopted a stock option plan which, as amended, provides for a maximum issuance of 4,000,000 shares of common stock. Stock options generally vest over four years and expire at the earlier of ten years from the date of grant or seven years from the vesting date.

        During 2000, the Company issued 92,916 stock options not covered by the plan at exercise prices below fair value. The difference between the fair value and the exercise price, which totaled $50,075 in 2000, has been reflected in the accompanying consolidated financial statements as unearned compensation and is being amortized over the vesting period (generally four years) of the stock options.

        During the fourth quarter of 2001, the Company issued 666,907 stock options covered by the plan at exercise prices below fair value. Additionally, the Company modified a stock option agreement and accelerated the vesting of stock options that would have otherwise expired unvested. The difference between the fair value and the exercise price at the date of grant (date of modification as to the accelerated options), which totaled $2,156,494, has been reflected in the accompanying consolidated financial statements as unearned compensation and is being amortized on a straight-line basis over the vesting period of the stock options.

        The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS No. 123"). The weighted average fair value of options granted during the years ended December 31, 2001 and 2000 was $2.61 and $0.41, respectively. The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted-average assumptions: risk-free interest rate 6%; no dividend yield; life of 10 years. If the Company recognized compensation expense as permitted under SFAS No. 123, based upon the fair value at the grant date, the change in net earnings (loss) would be as follows:

	Years ended December 31,
	2001	2000
As reported	$(1,680,330)	$1,430,137

Pro forma	$(1,845,983)	$1,378,075

Pro forma—earnings (loss) per common share—basic	$(0.24)	$0.18

Pro forma—earnings (loss) per common share—diluted	$(0.24)	$0.17

Stock option activity for 2001 and 2000 is presented below:

	2001		2000
	Shares	Weighted average exercise price	Shares	Weighted average exercise price
Outstanding at beginning of year	2,012,942	$0.46	1,719,776	$0.18
Granted	891,907	$1.01	888,166	$0.79
Exercised	(127,000)	$0.25	(270,000)	$0.25
Canceled	(316,336)	$0.56	(325,000)	$0.07

Outstanding at the end of year	2,461,513	$0.66	2,012,942	$0.46

Options exercisable at end of year	1,042,356	$0.43	834,750	$0.40

        Additional information about stock options outstanding at December 31, 2001 is summarized below:

	Options outstanding
		Weighted average remaining contractual life in years	Options exercisable
Exercise prices	Shares		Shares
$0.01	179,356	6.8	179,356
$0.05	50,000	6.6	50,000
$0.25	683,000	7.3	401,750
$0.84	746,250	8.6	411,250
$1.02	789,008	9.3	—
$1.13	13,899	10.0	—

	2,461,513		1,042,356

NOTE H—EMPLOYEE BENEFIT PLAN

        The Company has a 401(k) plan to provide eligible employees with a retirement savings plan. All employees are eligible to participate in the plan upon completing 60 days of service. The Company contributes matching contributions equal to 50% of the employees' contribution up to 6% of eligible pay. The Company's contribution expense was $80,583 and $52,146 in 2001 and 2000, respectively.

NOTE I—INCOME TAXES

        The provision for taxes consists of the following:

	Years ended December 31,
	2001	2000
Federal
Current	$(168,776)	$609,232
Deferred	(522,302)	232,661
State	(12,383)	92,945

Expense (benefit)	$(703,461)	$934,838

        The components of deferred tax assets and liabilities are as follows:

	December 31,
	2001	2000
Current
Deferred tax liability
Use of cash basis for tax purposes	$(35,574)	$(521,856)
Noncurrent
Deferred tax assets
Investment in affiliates	49,071	22,803
Tax credit carryovers	75,000	—
Other	19,834	—
Deferred tax liability
Property and equipment	(154,637)	(69,555)

	(10,732)	(46,752)

Total	$(46,306)	$(568,608)

        The tax credit carryovers expire in 2021.

        Reconciliation of the Federal statutory income tax rate to the Company's effective tax rate is as follows:

	Years ended December 31,
	2001	2000
Tax at Federal statutory rate	(34.0)%	34.0%
State, net of Federal effect	(2.0)	3.5
Stock-based compensation	9.0	1.4
Other	(2.5)	0.6

Provision for (benefit from) income taxes	(29.5)%	39.5%

NOTE J—MAJOR CUSTOMERS

        Sales to one customer accounted for approximately 46% of total sales in 2001 and 48% of total sales in 2000. However, sales to this customer are made independently via two separate business groups of the Company to two separate buying organizations of the customer. At December 31, 2001 and 2000, receivables from this customer totaled $379,030 and $1,217,899, respectively. Loss of this customer may have a material adverse effect on the operations of the Company. Additionally, one other customer accounted for approximately 10% of total sales in 2001.

NOTE K—RELATED PARTY TRANSACTION

        The Company purchased software development services of $183,417 and $146,050 in 2001 and 2000, respectively, from a supplier owned by a Company stockholder.

NOTE L—GEOGRAPHIC INFORMATION

        The following is a geographic breakdown of the Company's revenues:

	Years ended December 31,
	2001	2000
Country
United States	$6,341,673	$6,829,330
Malaysia	510,583	—
Singapore	399,345	880,291
Taiwan	382,600	492,920
All others	316,114	262,500

Total	$7,950,315	$8,465,041

NOTE M—FAIR VALUE OF FINANCIAL INSTRUMENTS

        The estimated fair value of financial instruments has been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value.

        Cash, cash equivalents, accounts receivable, line of credit, and notes payable are carried at cost, which approximates their fair value because of the short maturities of these instruments. The Company did not deem it feasible to compute the fair value of the capital lease obligations.

NOTE N—SUBSEQUENT EVENT

        On January 29, 2002, the Company entered into a merger agreement with HPL Technologies, Inc. (HPL) subject to certain terms and conditions until closing. HPL is a United States publicly traded company located in San Jose, California and is a leading provider of yield optimization solutions for semiconductor manufacturers and fabless design companies. The purchase price consists of $10 million in cash and 1,900,000 shares of HPL common stock, which include shares that will be reserved for issuance to holders of options on Company stock. Furthermore, an additional 600,000 shares of HPL common stock may be issued if the Company exceeds certain revenue levels during the twelve months following the closing of the transaction. The transaction is expected to close on or about February 15, 2002.

HPL TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

        The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger of HPL Technologies, Inc. ("HPL") and Covalar Technologies Group, Inc. ("Covalar") which occurred on February 15, 2002 (the "Merger") and the acquisition of FabCentric, Inc. ("FabCentric") by HPL which occurred on December 5, 2001 as previously reported by HPL on Form 8-K, filed on December 19, 2001, and as amended on Form 8-K/A filed February 19, 2002. Both acquisitions have been accounted for using the purchase method of accounting. These pro forma financial statements were prepared as if the Merger and the acquisition of FabCentric had been completed as of April 1, 2000 for statement of operations purposes and, for the Merger, as of December 31, 2001 for balance sheet purposes.

        The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at December 31, 2001 for balance sheet purposes, or the Merger and the acquisition of FabCentric by HPL as of April 1, 2000 for statement of operations purposes, nor are these presentations necessarily indicative of the future financial position or results of operations. The pro forma combined financial statements include adjustments, based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities assumed of FabCentric and Covalar, before any integration or restructuring adjustments. The final allocation of the purchase consideration will be determined after the completion of an appraisal and a comprehensive final evaluation of the fair value of all assets and liabilities assumed as considered appropriate. The pro forma adjustments may differ materially based upon the final allocation.

        On July 30, 2001, Heuristics Physics Laboratories, Inc. ("HPLI") effectively reincorporated in Delaware through a merger of a wholly-owned subsidiary of HPL into HPLI, resulting in the conversion of each outstanding share of HPLI common stock into 1.7 shares of HPL Common Stock. The merger was accounted for in a manner similar to a pooling of interests. The historical financial statements of HPL include the historical consolidated financial statements of HPLI, restated to give effect to the above reincorporation ("the historical consolidated financial statements of HPL"). These unaudited pro forma combined financial statements are based upon the historical consolidated financial statements of HPL, FabCentric and Covalar, and should be read in conjunction with the historical consolidated financial statements included in HPL's Registration Statement on Form S-1 dated July 31, 2001, HPL's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 on file with the Securities and Exchange Commission, the historical financial statements of FabCentric included in HPL's report on Form 8-K/A dated February 19, 2002 on file with the Securities and Exchange Commission, and the historical consolidated financial statements of Covalar included in this Form 8-K/A.

HPL TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

DECEMBER 31, 2001

(in thousands)

	HPL	Covalar	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$63,621	$168	$(10,000	)(a)	$53,789
Accounts receivable, net	15,565	1,265	—		16,830
Prepaid expenses and other current assets	1,220	164	—		1,384

Total current assets	80,406	1,597	(10,000)		72,003
Property and equipment, net	1,510	2,116	—		3,626
Note receivable and other assets	4,220	231	—		4,451
Goodwill and other intangible assets, net	11,707	—	2,330 31,216	(c) (d)	45,253

Total assets	$97,843	$3,944	$23,546		$125,333

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,682	$204	$—		$1,886
Accrued liabilities and other	5,220	563	675	(b)	6,458
Deferred revenue	2,061	485	(49	)(e)	2,497
Convertible debenture and other borrowings	1,500	1,346	—		2,846

Total current liabilities	10,463	2,598	626		13,687
Other borrowings, net of current portion	96	—	—		96
Deferred income taxes	—	11	839	(c)	850

Total liabilities	10,559	2,609	1,465		14,633

Stockholders' equity:
Common stock	27	78	(78 2	)(h) (g)	29
Additional paid-in capital	90,883	2,443	(2,443 20,529 4,806	)(h) (g) (g)	116,218
Deferred stock-based compensation	(3,007)	(1,552)	1,552 (1,921	(h) )(f)	(4,928)
Accumulated other comprehensive loss	(517)	—	—		(517)
Retained earnings (accumulated deficit)	(102)	366	(366	)(h)	(102)

Total stockholders' equity	87,284	1,335	22,081		110,700

Total liabilities and stockholders' equity	$97,843	$3,944	$23,546		$125,333

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HPL TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2001

(in thousands, except per share data)

	HPL	FabCentric	Pro Forma Adjustments		Pro Forma HPL/FabCentric	Covalar	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$10,908	$6	$—		$10,914	$—	$—		$10,914
Consulting services, maintenance and other	2,511	25	—		2,536	9,549	—		12,085

Total revenues	13,419	31	—		13,450	9,549	—		22,999

Cost of revenues:
Software licenses	133	—	—		133	—	—		133
Consulting services, maintenance and other	916	40	—		956	2,355	—		3,311

Total cost of revenues	1,049	40	—		1,089	2,355	—		3,444

Gross profit (loss)	12,370	(9)	—		12,361	7,194	—		19,555

Operating expenses:
Research and development	3,381	1,447	—		4,828	419	—		5,247
Selling, general and administrative	4,329	1,210	—		5,539	4,602	—		10,141
Stock-based compensation	2,369	33	70	(i)	2,472	41	1,030	(o)	3,543
Amortization of intangible assets	137	33	458	(j)	628	—	870	(p)	1,498

Total operating expenses	10,216	2,723	528		13,467	5,062	1,900		20,429

Income (loss) from operations	2,154	(2,732)	(528)		(1,106)	2,132	(1,900)		(874)
Interest income (expense) and other income, net	(190)	(272)	6	(k)	(456)	(107)	—		(563)

Income (loss) before income taxes	1,964	(3,004)	(522)		(1,562)	2,025	(1,900)		(1,437)
Provision for (benefit from) income taxes	1,423	—	(124 (1,049	)(j) )(l)	250	800	(313	)(p)	737

Net income (loss)	$541	$(3,004)	$651		$(1,812)	$1,225	$(1,587)		$(2,174)

Net income (loss) per share:
Basic	$0.03								$(0.11)

Diluted	$0.02								$(0.11)

Shares used in computing per share amounts:
Basic	17,496		703	(m)			1,482	(q)	19,681

Diluted	27,831								19,681

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

HPL TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2001

(in thousands, except per share data)

	HPL	FabCentric	Pro Forma Adjustments		Pro Forma HPL/FabCentric	Covalar	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Software licenses	$19,786	$38	$—		$19,824	$—	$—		$19,824
Consulting services, maintenance and other	3,656	233	—		3,889	5,487	—		9,376

Total revenues	23,442	271	—		23,713	5,487	—		29,200

Cost of revenues:
Software licenses	652	—	—		652	—	—		652
Consulting services, maintenance and other	1,293	58	—		1,351	1,883	—		3,234

Total cost of revenues	1,945	58	—		2,003	1,883	—		3,886

Gross profit (loss)	21,497	213	—		21,710	3,604	—		25,314

Operating expenses:
Research and development	4,013	1,420	—		5,433	943	—		6,376
Selling, general and administrative	6,959	2,138	—		9,097	4,424	—		13,521
Stock-based compensation	2,651	103	24	(i)	2,778	630	430	(o)	3,838
Amortization of intangible assets	62	130	150	(j)	342	—	548	(p)	890

Total operating expenses	13,685	3,791	174		17,650	5,997	978		24,625

Income (loss) from operations	7,812	(3,578)	(174)		4,060	(2,393)	(978)		689
Interest income (expense) and other income, net	649	(453)	48	(k)	244	(119)	—		125

Income (loss) before income taxes	8,461	(4,031)	(126)		4,304	(2,512)	(978)		814
Provision for (benefit from) income taxes	4,570	—	(41 (1,394	)(j) )(l)	3,135	(742)	(197	)(p)	2,196

Net income (loss)	$3,891	$(4,031)	$1,309		$1,169	$(1,770)	$(781)		$(1,382)

Net income (loss) per share:
Basic	$0.17								$(0.06)

Diluted	$0.12								$(0.06)

Shares used in computing per share amounts:
Basic	22,563		637	(n)			1,482	(q)	24,682

Diluted	31,323								24,682

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

        On January 29, 2002, HPL and Covalar entered into the Merger Agreement whereby each share of Covalar is converted into the right to receive 0.1723086 shares of HPL Common Stock, plus up to $1.16302 in cash (before Covalar Merger related costs). Each outstanding option to purchase shares of Covalar Common Stock has been assumed by HPL and converted at a ratio of 1:0.256649 into an option to acquire shares of HPL Common Stock. The Merger closed on February 15, 2002. HPL issued 1,481,566 shares of HPL Common Stock and has reserved an additional 418,434 shares of HPL Common Stock for issuance upon exercise of the assumed Covalar stock options. HPL has also reserved an additional 600,000 shares of HPL Common Stock to be issued to Covalar shareholders if certain revenue targets are achieved in the twelve months following the closing of the Merger. Such additional shares, if any, would be accounted for as additional purchase price. HPL accounted for the Merger under the purchase method of accounting.

        The unaudited pro forma combined condensed balance sheet at December 31, 2001 combines the consolidated financial position of HPL with Covalar, and reflects the Merger as if it had occurred on December 31, 2001.

        The unaudited pro forma combined condensed statement of operations for the year ended March 31, 2001 includes the results of: HPL, for the year ended March 31, 2001; Covalar, for the twelve months ended March 31, 2001; and FabCentric, for the year ended March 31, 2001. The financial statements of Covalar were conformed to HPL's fiscal periods. The pro forma statement of operations has been prepared assuming the Merger and the acquisition of FabCentric by HPL were each completed as of April 1, 2000.

        The unaudited pro forma combined condensed statement of operations for the nine months ended December 31, 2001 includes the results of: HPL, for the nine months ended December 31, 2001; Covalar, for the nine months ended December 31, 2001; and FabCentric, for the period April 1, 2001 through December 5, 2001 (acquisition date). The Covalar nine-month period ended December 31, 2001 has been calculated by subtracting the unaudited three months ended March 31, 2001 from the audited year ended December 31, 2001. The pro forma statement of operations has been prepared assuming the Merger and the acquisition of FabCentric by HPL were each completed as of April 1, 2000.

        The unaudited pro forma combined condensed financial statements reflect a purchase price of approximately $36,012,000, measured using the average fair market value of HPL Common Stock during the period commencing two trading days before and ending two trading days after the date the Merger Agreement was announced (January 25, 2002 to January 31, 2002), plus the value of the options to be assumed by HPL in the Merger, and other HPL costs directly related to the Merger as follows (in thousands):

Cash	$10,000
Fair market value of HPL's common stock	20,531
Fair market value of options assumed	4,806
Estimated HPL merger-related costs	675

Total consideration	$36,012

        The final purchase price will be determined upon finalization of the closing balance sheet and completion of an appraisal and a comprehensive final evaluation of the fair value of all assets acquired and liabilities assumed. The preliminary purchase price allocation, which is subject to change based on HPL's final analysis, is as follows (in thousands):

Tangible assets acquired	$3,944
Intangible assets acquired	2,330
Deferred compensation	1,921
Goodwill	31,216
Liabilities assumed	(2,560)
Deferred tax liability	(839)

Total	$36,012

  Balance Sheet

        The accompanying unaudited pro forma combined condensed balance sheet has been prepared as if the Merger was completed on December 31, 2001 and reflects the following pro forma adjustments:

        (a)  To record the cash issued to the Covalar shareholders.

        (b)  To record the estimated direct Merger costs of approximately $675,000 to be incurred by HPL.

        (c)  To record the estimated fair value of the intangible assets of Covalar and the related deferred income taxes.

        (d)  To record the estimated goodwill resulting from the Merger as the purchase price exceeds the estimated fair value of the tangible and intangible assets acquired.

        (e)  To reduce the Covalar deferred revenue to estimated fair value.

        (f)  To record the deferred stock-based compensation related to the unvested options assumed as part of the Merger.

        (g)  To record the issuance by HPL of 1,481,566 shares of HPL Common Stock to Covalar shareholders and the assumption of options to acquire 418,434 shares of HPL Common Stock held at closing by Covalar employees.

        (h)  To eliminate the historical stockholders' equity of Covalar.

Statements of Operations

        The accompanying unaudited pro forma combined condensed statements of operations have been prepared as if the Merger and the acquisition of FabCentric by HPL were each completed as of April 1, 2000 and reflects the following pro forma adjustments:

  FabCentric

        (i)  To record the amortization of deferred stock-based compensation resulting from the acquisition of FabCentric by HPL.

        (j)  To record the amortization of intangible assets resulting from the acquisition of FabCentric by HPL on a straight-line basis, $673,000 over a three year period and $233,000 over a six month period, and the related deferred income tax impact.

        (k)  To eliminate the interest expense recorded by FabCentric on a $750,000 loan payable to HPL. The HPL historical financial statements do not reflect this interest income.

        (l)  To record the income tax benefit of the FabCentric losses at 35%.

        (m)  Reflects the issuance by HPL of 703,355 shares of common stock in connection with the acquisition of FabCentric. Shares used to calculate unaudited pro forma net income (loss) per share exclude the anti-dilutive effect of HPL's stock options including options assumed in the acquisition.

        (n)  Reflects the issuance by HPL of 703,355 (636,888 weighted average) shares of HPL Common Stock in connection with the acquisition of FabCentric. Shares used to calculate unaudited pro forma net income (loss) per share exclude the anti-dilutive effect of HPL's stock options including options assumed in the acquisition.

  Covalar

        (o)  To record the amortization of deferred stock-based compensation resulting from the Merger.

        (p)  To record the amortization of intangible assets resulting from the Merger on a straight-line basis, $2,190,000 over a three year period and $140,000 over a six month period, and the related deferred income tax impact.

        (q)  Reflects the issuance by HPL of 1,481,566 shares of HPL Common Stock in connection with the Merger. Shares used to calculate unaudited pro forma net income (loss) per share exclude the anti-dilutive effect of HPL's stock options including options assumed in the Merger and the potential issuance of shares that can be earned in the future if certain revenue targets are achieved.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

HPL TECHNOLOGIES, INC.
By:	/s/ Y. DAVID LEPEJIAN Y. David Lepejian President and Chief Executive Officer

Date: April 17, 2002

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of January 29, 2002, by and among HPL Technologies, Inc., a Delaware corporation, HPL Acquisition Sub, Inc., a Delaware corporation and Covalar Technologies Group, Inc., a Texas corporation.*
23.1	Consent of Independent Accountants

*
Previously filed.

QuickLinks

  Item 7. Financial Statements and Exhibits.
Report of Independent Certified Public Accountants
Covalar Technologies Group, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS December 31,
Covalar Technologies Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS Year ended December 31,
Covalar Technologies Group, Inc. and Subsidiaries CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Covalar Technologies Group, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Year ended December 31,
Covalar Technologies Group, Inc. and Subsidiaries NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2001 and 2000
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET DECEMBER 31, 2001 (in thousands)
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED MARCH 31, 2001 (in thousands, except per share data)
HPL TECHNOLOGIES, INC. UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED DECEMBER 31, 2001 (in thousands, except per share data)
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
SIGNATURE
EXHIBIT INDEX